EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Anworth Mortgage Asset Corporation

Santa Monica, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-110744, No. 333-115392 and No. 333-164046) and Forms S-8 (No. 333-70478, No. 333-96563, No. 333-104227 and No. 333-129528) of Anworth Mortgage Asset Corporation of our report dated March 12, 2008, relating to the consolidated financial statements which appear in this Form 10-K.

BDO Seidman, LLP

Los Angeles, California

February 25, 2010